UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2017

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Information

Acquisition of MagnifyMoney

On June 20, 2017, LendingTree, LLC (“Buyer”), a wholly-owned subsidiary of the Company, acquired all of the membership interests of Camino Del Avion (Delaware), LLC, a Delaware limited liability company, which does business under the name MagnifyMoney (“MagnifyMoney”), pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated June 20, 2017, by and among Buyer, MagnifyMoney, its sole member and certain principals of the sole member. This purchase was completed in the ordinary course of the Company’s business. MagnifyMoney is a leading consumer-facing media property that offers unbiased editorial content, expert commentary, tools and resources to help consumers compare financial products and make informed financial decisions.

Under the terms of the Purchase Agreement, Buyer paid $29.5 million of cash consideration for all of the membership interests of MagnifyMoney at the closing of the transaction, subject to certain adjustments. Buyer deposited $2.95 million of such purchase price into an escrow account to secure the indemnification obligations of MagnifyMoney pursuant to the Purchase Agreement. The sole member and its principals agreed to indemnify on a joint and several basis the indemnification obligations of MagnifyMoney under the Purchase Agreement, subject to the terms and limitations thereof. Buyer also has an option to acquire a foreign affiliate of one of the principals for a nominal purchase price any time during the three years after the closing.

Pursuant to the Purchase Agreement, LendingTree, Inc. (the “Company”) issued two key employees of MagnifyMoney restricted stock unit awards for a total of 38,468 shares of Company common stock ($6.7 million value at June 20, 2017), and may issue a further restricted stock unit award for 19,234 shares ($3.3 million value at June 20, 2017) to a third key employee of the foreign affiliate should he become employed by Buyer or its subsidiaries following Buyer’s exercise of the option to acquire the foreign affiliate. All of these restricted stock units will vest, if at all, on the basis of performance conditions following the acquisition.

On June 20, 2017, the Company issued a press release announcing the acquisition of MagnifyMoney. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2017

LENDINGTREE, INC.

	By:	/s/ Katharine F. Pierce
Katharine F. Pierce
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 20, 2017.